                                                                     EXHIBIT 4.1


                        HAWTHORNE FINANCIAL CORPORATION

                                      AND

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                    Trustee

                         ______________________________

                                   INDENTURE

                         Dated as of December 31, 1997

                         ______________________________





                                  $40,000,000

                             12.50% Notes due 2004

                               TABLE OF CONTENTS


                                             ARTICLE ONE

                       Definitions and Other Provisions of General Application   . . . . . . . . . . . . .    1
                       -------------------------------------------------------
Section 1.01.    Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
Section 1.02.    Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . .   12
Section 1.03.    Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 1.04.    Acts of Noteholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
Section 1.05.    Notices, etc., to Trustee and Company.  . . . . . . . . . . . . . . . . . . . . . . . . .   14
Section 1.06.    Notice to Noteholders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 1.07.    Effect of Headings and Table of Contents. . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 1.08.    Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 1.09.    Separability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
Section 1.10.    Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Section 1.11.    Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Section 1.12.    Compliance with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Section 1.13.    Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
Section 1.14.    No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                             ARTICLE TWO

                                              Note Forms . . . . . . . . . . . . . . . . . . . . . . . . .   17
                                              ----------
Section 2.01.    Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 2.02.    Form of Face of Note. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
Section 2.03.    Form of Reverse of Note.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
Section 2.04.    Form of Trustee's Certificate of Authentication.  . . . . . . . . . . . . . . . . . . . .   24

                                            ARTICLE THREE

                                              The Notes  . . . . . . . . . . . . . . . . . . . . . . . . .   24
                                              ---------
Section 3.01.    Title and Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
Section 3.02.    Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
Section 3.03.    Execution, Authentication, Delivery and Dating. . . . . . . . . . . . . . . . . . . . . .   26
Section 3.04.    Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
Section 3.05.    Registration; Registration of Transfer and Exchange.  . . . . . . . . . . . . . . . . . .   27
Section 3.06.    Mutilated, Destroyed, Lost and Stolen Notes.  . . . . . . . . . . . . . . . . . . . . . .   29
Section 3.07.    Payment of Interest:  Interest Rights Preserved.  . . . . . . . . . . . . . . . . . . . .   30
Section 3.08.    Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
Section 3.09.    Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 3.10.    Authentication and Delivery of Original Issue.  . . . . . . . . . . . . . . . . . . . . .   32
Section 3.11.    Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

                                                                                                           Page
                                                                                                           ----
                                             ARTICLE FOUR

                                      Satisfaction and Discharge . . . . . . . . . . . . . . . . . . . . .   32
                                      --------------------------
Section 4.01.    Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . .   32
Section 4.02.    Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                             ARTICLE FIVE

                                    Events of Default and Remedies . . . . . . . . . . . . . . . . . . . .   34
                                    ------------------------------
Section 5.01.    Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
Section 5.02.    Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . . . . .   36
Section 5.03.    Collection of Indebtedness and Suits for Enforcement by
                 Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
Section 5.04.    Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 5.05.    Trustee May Enforce Claims Without Possession of Notes. . . . . . . . . . . . . . . . . .   39
Section 5.06.    Application of Money Collected. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
Section 5.07     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 5.08.    Unconditional Right of Noteholders to Receive Principal,
                 Premium and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 5.09.    Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
Section 5.10.    Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 5.11.    Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 5.12.    Control by Noteholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 5.13.    Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
Section 5.14.    Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
Section 5.15.    Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                             ARTICLE SIX

                                             The Trustee   . . . . . . . . . . . . . . . . . . . . . . . .   43
                                             -----------
Section 6.01.    Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . .   43
Section 6.02.    Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 6.03.    Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
Section 6.04.    Not Responsible for Recitals or Issuance of Notes.  . . . . . . . . . . . . . . . . . . .   45
Section 6.05.    May Hold Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Section 6.06.    Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
Section 6.07.    Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 6.08.    Disqualification; Conflicting Interests.  . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 6.09.    Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . . . . .   46
Section 6.10.    Resignation and Removal; Appointment of Successor.  . . . . . . . . . . . . . . . . . . .   47
Section 6.11.    Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . . . . . . . . . .   48
Section 6.12.    Merger, Conversion, Consolidation or Succession to
                 Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
Section 6.13.    Preferential Collection of Claims Against the Company . . . . . . . . . . . . . . . . . .   49

                                                                                                           Page
                                                                                                           ----
                                            ARTICLE SEVEN

                       Noteholders' Lists and Reporting by Trustee and Company   . . . . . . . . . . . . .   49
                       -------------------------------------------------------
Section 7.01.    Company to Furnish Trustee Names and Addresses of
                 Noteholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 7.02.    Preservation of Information; Communications to
                 Noteholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
Section 7.03.    Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
Section 7.04.    Reports by Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
Section 7.05.    Officers' Certificate with Respect to Additional Interest.  . . . . . . . . . . . . . . .   50

                                            ARTICLE EIGHT

                         Consolidation, Merger, Conveyance, Transfer or Lease  . . . . . . . . . . . . . .   50
                         ----------------------------------------------------
Section 8.01.    Company May Consolidate, etc., Only on Certain Terms. . . . . . . . . . . . . . . . . . .   50
Section 8.02.    Successor Entity Substituted. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

                                             ARTICLE NINE

                                       Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . .   51
                                       -----------------------
Section 9.01.    Supplemental Indentures Without Notice to or Consent of
                 Noteholders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
Section 9.02.    Supplemental Indentures With Consent of Noteholders.  . . . . . . . . . . . . . . . . . .   52
Section 9.03.    Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 9.04.    Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
Section 9.05.    Reference in Notes to Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . .   53
Section 9.06.    Conformity With Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . .   53

                                             ARTICLE TEN

                                              Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .   54
                                              ---------
Section 10.01. Payment of Principal, Interest and Premium. . . . . . . . . . . . . . . . . . . . . . . . .   54
Section 10.02. Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
Section 10.03. Money for Note Payments to be Held In Trust.  . . . . . . . . . . . . . . . . . . . . . . .   54
Section 10.04. Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
Section 10.05. Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Section 10.06. Maintenance of Depository Institution Subsidiary. . . . . . . . . . . . . . . . . . . . . .   56
Section 10.07. Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
Section 10.08. Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 10.09. Books and Records.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 10.10. Statements as to Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 10.11. Limitations on Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
Section 10.12. Limitations on Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

                                                                                                           Page
                                                                                                           ----
Section 10.13. Limitations on Dividends and Other Payment Restrictions
                   Affecting Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
Section 10.14. Restrictions on Issuance and Sale or Disposition of Capital
                   Stock of Subsidiaries.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
Section 10.15. Limitations on Transactions with Affiliates.  . . . . . . . . . . . . . . . . . . . . . . .   60
Section 10.16. Limitations on Liens and Guarantees.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
Section 10.17. Provision of Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
Section 10.18. Offer to Purchase Upon a Change of Control  . . . . . . . . . . . . . . . . . . . . . . . .   62
Section 10.19. Payments for Consent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 10.20. Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

                                            ARTICLE ELEVEN

                                              Redemption . . . . . . . . . . . . . . . . . . . . . . . . .   64
                                              ----------
Section 11.01. Election to Redeem; Notice to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 11.02. Selection of Notes to be Redeemed.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
Section 11.03. Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
Section 11.04. Effect of Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 11.05. Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 11.06. Notes Payable on Redemption Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 11.07. Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Section 11.08. Optional Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

                                            ARTICLE TWELVE

                                  Defeasance and Covenant Defeasance . . . . . . . . . . . . . . . . . . .   67
                                  ----------------------------------
Section 12.01. Applicability of Article; Company's Option to Effect
                   Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 12.02. Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
Section 12.03. Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
Section 12.04. Conditions to Defeasance or Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . .   68
Section 12.05. Deposited Money and U.S. Government Obligations to be Held
                   in Trust; Other Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . .   70
Section 12.06. Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71





NOTE:    This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                 INDENTURE, dated as of December 31, 1997, between HAWTHORNE FINANCIAL CORPORATION, a Delaware corporation, having its principal office at 2381 Rosecrans Avenue, El Segundo, California 90245 (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, having its principal corporate trust office at 114 West 47th Street, New York, New York 10036 (the "Trustee").

                            RECITALS OF THE COMPANY

                 The Company has duly authorized the creation, execution and delivery of its 12.50% Notes due 2004 (the "Notes"), and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture.

                 All acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the legal, valid and binding obligations of the Company, and to constitute these presents as a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized, and the Company, in the exercise of the legal right and power vested in it, executes this Indenture and proposes to make, execute and deliver the Notes.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes as follows:


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01.    DEFINITIONS.

                 For all purposes of this Indenture except as otherwise expressly provided or unless the context otherwise requires:

                 (1) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated articles, sections and other subdivisions of this instrument as originally executed. The words "herein," "hereto" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision;

                 (2) the terms defined in this Article have the meaning assigned to them in this Article, and include the plural as well as the singular;

                 (3) all other terms used herein which are defined in the Trust Indenture Act of 1939, as amended, either directly or by reference therein, have the meanings assigned to them therein; and

                 (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, which, with respect to any computation required or permitted hereunder, shall mean such accounting principles as are generally accepted at the date or time of such computation.

                 Certain terms, used principally in Article Six, are defined in that Article.

                 "Acquired Indebtedness" means Indebtedness of a person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

                 "Act" when used with respect to any Noteholder has the meaning specified in Section 1.04.

                 "Additional Interest" has the meaning set forth in the form of Note contained in Section 2.02. Unless the context otherwise requires, references herein to "interest" on the Notes shall include Additional Interest.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

                 "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

                 "Authorized Newspaper" means a newspaper of general circulation in the relevant geographic area, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays. Whenever successive weekly publications in an Authorized Newspaper are required hereunder they may be made, unless otherwise expressly provided herein, on the same or different days of the week and in the same or in different Authorized Newspapers.

                 "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                 "Bank" means (a) Hawthorne Savings, FSB, until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Bank" shall mean such successor; and (b) any bank or savings or depository institution that is or shall become an Affiliate of the Company.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day upon which banking institutions or trust companies in the city in which the principal corporate trust office of the Trustee is located are authorized or required by law, regulation or executive order to remain closed.

                 "Capital Distribution Requirement" means that the Bank shall
(a) be a Tier 1 association as defined in the OTS regulation regarding capital distributions, located at 12 C.F.R. Section 563.134 (and any amendment thereof) or any succeeding regulation, and (b) not be subject to any written agreement, order, prohibition or directive with or by the OTS or any other supervisory entity regarding capital distributions.

                 "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                 "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents in the equity (however designated) of such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

                 "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total Voting Stock of the Company, (ii) the Company consolidates with, or merges into, another person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction between the Company and a Wholly Owned Subsidiary, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose elections by the Company's Board of Directors or whose nomination for elections by the stockholders of the Company was approved by a vote of 65% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

                 "Change of Control Purchase Date" has the meaning specified in
Section 10.18.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.


                 "Company Consent," "Company Order" and "Company Request" mean, respectively, a written consent, order or request signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                 "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) all extraordinary gains and losses (other than those relating to the use of net operating losses of such Person carried forward), less all fees and expenses relating thereto, net of taxes,
(ii) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period,
(iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan or (v) the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

                 "Consolidated Tangible Net Worth" of any Person and its Subsidiaries means as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP, less an amount equal to the consolidated intangible assets (other than capitalized mortgage servicing rights) of such Person and its Subsidiaries determined in accordance with GAAP.

                 "Default" means any event that upon notice or the passage of time or both would be an Event of Default.

                 "Defaulted Interest" has the meaning specified in Section
3.07.

                 "Depositary" means the Person designated to act as Depositary by the Company in Section 3.01, and any successor Depositary hereunder.

                 "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Notes; provided that only the amount of such Capital Stock that matures or is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

                 "Event of Default" has the meaning specified in Article Five.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Exchange Note" means a Note issued in exchange for a Rule 144A Note or Notes pursuant to an Exchange Offer or otherwise in a transaction registered under the Securities Act.

                 "Exchange Offer" shall mean the offer by the Company to the Holders to exchange all of the Rule 144A Notes for a like principal amount of Exchange Notes pursuant to the Registration Rights Agreement.

                 "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction as determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a Board Resolution delivered to the Trustee.

                 "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

                 "Funded Indebtedness" means, with respect to any Person as of the date of determination Indebtedness which by its terms has a Maturity, or is extendable or renewable at the option of such Person to a date, which is more than twelve months after the date of creation or incurrence of such Indebtedness.

                 "GAAP" means generally accepted accounting principles.

                 "Global Note" means a Note that evidences all or part of the Notes issued to the Depositary in accordance with Section 3.03 and bearing the legend(s) prescribed in the form of Note contained in Section 2.02.

                 "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness; (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);
(iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in the ordinary course of business.

                 "Holder" when used with respect to any Note means a Noteholder.

                 "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding; (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business; (iv) all obligations under interest rate agreements of such Person; (v) all Capital Lease Obligations of such Person;
(vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured); (vii) all guarantees by such Person of Guaranteed Indebtedness; (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person; and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through (viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                 "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                 "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the Notes.

                 "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                 "Maturity" when used with respect to any Note means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

                 "Note" means either individually or collectively, as the context requires, the Rule 144A Notes and the Exchange Notes.

                 "Noteholder" means a Person is whose name a Note is registered in the Note Register.

                 "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.05.

                 "Offer to Purchase" means an offer by the Company to repurchase Notes, as set forth in Section 10.18 hereof.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or Assistant Secretary of the Company, and delivered to the Trustee. Wherever this Indenture requires that an Officers' Certificate also be signed by an accountant or other expert, such accountant or other expert, except as otherwise expressly provided in this Indenture, may be in the employ of the Company and shall be acceptable to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel, who may, except as otherwise expressly provided in this Indenture, be counsel for or an employee of the Company and who shall be acceptable to the Trustee.

                 "Outstanding" when used with respect to Notes means, as of the date of determination of Notes Outstanding, all Notes theretofore authenticated and delivered under this Indenture, except:

                 (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (b) Notes for whose payment or redemption money in the necessary amount has been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (c) Notes which have been paid pursuant to Section 3.06 or authenticated and delivered in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hand such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or Affiliate of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or Affiliate of such other obligor.

                 "OTS" means the Office of Thrift Supervision or any successor thereto.

                 "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, or interest on any Notes on behalf of the Company. Initially, the Paying Agent shall be the Trustee.

                 "Permitted Payment" means, so long as no Default or Event of Default is continuing.

                 (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, which is unrestricted), Pari Passu Indebtedness or Junior Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (c)(iii) of Section 10.12 hereof; and

                 (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Pari Passu Indebtedness or Junior Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness of the Company (such a transaction, a "refinancing"); provided, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of any Pari Passu Indebtedness or Junior Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the Notes then outstanding; and (iii) is (A) made expressly subordinated to or pari passu with the Notes to substantially the same extent as the Indebtedness being refinanced or (B) expressly subordinate to such refinanced Indebtedness.

                 "Person" means any natural person, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment" means a city or any political subdivision thereof designated as such in Article Three.

                 "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                 "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

                 "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price" when used with respect to any Note to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

                 "Registration Rights Agreements" means the Registration Rights Agreement, dated as of December 31, 1997, between the Company and Friedman, Billings, Ramsey & Co., Inc., as initial purchaser.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose in Section 3.07.

                 "Regulatory Capital Requirements" means (i) the capital requirements required to be maintained by the Bank in order to be "adequately capitalized" pursuant to 12 U.S.C. Section 1831o and 12 C.F.R. Part 565 (and any amendment to either thereof) or any successor law or regulation, (ii) the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements applicable to the Bank pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Part 567 (and any amendment to either thereof) or any successor law or regulation, and (iii) such higher amount of capital as the Bank, individually, is required to maintain in order to meet any individual minimum capital standard applicable to the Bank pursuant to 12 U.S.C. Section 1464(s) and 12 C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation.

                 "Responsible Officer" when used with respect to the Trustee means any officer of the Trustee with responsibility of the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                 "Restricted Payment" means

                 (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and, and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

                 (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary); or

                 (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Pari Passu Indebtedness or Junior Indebtedness, prior to the Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Pari Passu Indebtedness or Junior Indebtedness.

                 "Rule 144A Note" means a Note that is not an Exchange Note.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Notes due 2000" means the Company's Senior Notes due 2000.

                 "Series A Preferred Stock" means the Company's Cumulative Preferred Stock, Series A.

                 "Special Record Date" for the payment of any Defaulted Interest, as defined in Section 3.07, means a date fixed by the Trustee pursuant to Section 3.07.

                 "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the date specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

                 "Subsidiary" means any corporation of which at least a majority of the outstanding stock having ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Company, by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries.

                 "Tax Sharing Agreement" means any tax allocation agreement as may be entered into by the Company and some or all of its Subsidiaries.

                 "Tax Sharing Payments" means any payment made pursuant to the Tax Sharing Agreement in accordance with the terms thereof.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as otherwise provided in Section 9.06.

                 "Vice President' when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words before or after the title "vice president."

                 "Voting Stock" means Capital Stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors, other than stock having such power only by reason of the occurrence of a contingency.

                 "Wholly Owned Subsidiary" means a Subsidiary of which all of the outstanding Capital Stock (other than directors' qualifying shares) is at the time directly or indirectly owned by the Company, or by one or more Wholly Owned Subsidiaries or by the Company and one or more Wholly Owned Subsidiaries.

SECTION 1.02.    COMPLIANCE CERTIFICATES AND OPINIONS.

                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such certificate or opinion is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.03.    FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                 In any case in which several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary (except in the case of a natural person) that all such matters be certified by, or covered by the opinion of, only one representative of such Person, or that they be so certified or covered by only one document, but one representative of such Person may certify or give an opinion with respect to some matters and one or more other representatives of such Person may certify or give an opinion as to other matters, and any duly authorized representative of such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations, with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, any officer of the Company who may sign an Officers' Certificate, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is or are erroneous.

                 Where any Person is required to make, give or execute two or more applications, request, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.04.    ACTS OF NOTEHOLDERS.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "Act"of the Noteholders signing such instruments or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and, subject to Section 6.01, conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.


                          Without limiting the generality of the foregoing, a
Noteholder, including the Depositary that is a Noteholder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted in this Indenture to be made, given or taken by Noteholders, and the Depositary that is a Noteholder of a Global Note may provide its proxy or proxies to the beneficial owners of interest in any such Global Note.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any reasonable manner which the Trustee deems sufficient.

                 (c)      The ownership of Notes shall be proved by the Note
Register.

                 (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 1.05.    NOTICES, ETC., TO TRUSTEE AND COMPANY.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided for or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Noteholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office specified in the first paragraph of this Indenture or at any other address furnished in writing to the Noteholders or the Company by the Trustee, or

                 (2) the Company by the Trustee or by any Noteholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address furnish in writing to the Trustee by the Company.

SECTION 1.06.    NOTICE TO NOTEHOLDERS; WAIVER.

                 Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at such Noteholder's address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event required to have been described in such notice, and such wavier shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such wavier.

                 In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impracticable to give such notice by mail as required by this Indenture, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


                 In case, by reason of the suspension of publication of any Authorized Newspaper, or by reason of any other cause, it shall be impossible to make publication of any notice in an Authorized Newspaper or Authorized Newspapers as required by this Indenture, then such method of publication or notification as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

SECTION 1.07.    EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                 The Article and Section headings herein and the Table of Contents hereof are for convenience only and shall not affect the construction hereof.

SECTION 1.08.    SUCCESSORS AND ASSIGNS.

                 All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.09.    SEPARABILITY.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 1.10.    BENEFITS OF INDENTURE.

                 Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11.    GOVERNING LAW.

                 This Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made or investments entered into and, in each case, made and performed in the State of New York without regard to principles of conflicts of laws.

SECTION 1.12.    COMPLIANCE WITH TRUST INDENTURE ACT.

                 This Indenture is subject to and shall be governed by the provisions of the Trust Indenture Act that are required to be a part of this Indenture. If any provision hereof limits, qualifies or conflicts with another provision which is required under or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provisions shall control.

SECTION 1.13.    LEGAL HOLIDAYS.

                 In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes (other than a provision of the Notes which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14.    NO RECOURSE AGAINST OTHERS.

                 This Indenture and the Notes are solely corporate obligations of the Company. No recourse shall be had against, and no personal liability shall attach to, any director, officer, employee, incorporator, stockholder or Affiliate, past, present or future, of the Company or any successor thereto, or any of them, because of the creation of the indebtedness hereby authorized, or under, upon or by reason of any obligation, covenant or agreement contained in this Indenture or in any of the Notes or implied therefrom or any claim based thereon or in respect thereof; it being expressly understood that all such recourse and personal liability are hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of such Notes.

                                  ARTICLE TWO

                                   NOTE FORMS

SECTION 2.01.    FORMS GENERALLY.

                 The Notes and the certificates of authentication thereon shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Notes.

                 The definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or in such other manner as the Company may deem appropriate, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.02.    FORM OF FACE OF NOTE.

                 [If a Global Note to be held by The Depository Trust Company, then insert -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS EXCHANGED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 [If a Global Note, then insert - THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                 [If a Rule 144A Note(s), then insert -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS NOTE NOR ANY INTEREST OR

PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                 THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS
NOTE) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY OR THE TRUSTEE PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) PURSUANT TO CLAUSE (D), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE COMPANY A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED DECEMBER 24, 1997. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.]

                 THE NOTES ARE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND INTEGRAL MULTIPLES OF $1,000 FOR ANY AMOUNT IN EXCESS THEREOF. ANY SUCH TRANSFER OF NOTES IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER AND ANY TRANSFEREE OF SUCH BLOCK OF NOTES SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF PRINCIPAL, PREMIUM (IF
ANY) OR INTEREST OF SUCH NOTES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.

                 THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR (ii) THE ACQUISITION AND HOLDING OF THIS NOTE BY IT IS NOT PROHIBITED BY EITHER SECTION 406 OF ERISA OR SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR EXEMPT FROM ANY SUCH PROHIBITION.

                        HAWTHORNE FINANCIAL CORPORATION

                              12.50% NOTE DUE 2004

                                                         CUSIP No. _____________

$_____________________                                            No.___________

         THIS SECURITY IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OF THE UNITED STATES.

                 Hawthorne Financial Corporation, a Delaware corporation (together with any successor corporation that is permitted under the Indenture hereinafter referred to, herein called the "Company"), for value received, hereby promises to pay to ________________________, or registered assigns, the principal sum of ______________ Dollars on December 31, 2004, and to pay interest thereon at the rate of 12.50% per annum from December 31, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, commencing June 30, 1998, and each June 30 and December 31 thereafter, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 12.50% per annum on any overdue principal (and premium, if any) and on any overdue installment of interest until paid. [If a Rule 144A Note(s), then insert -- Pursuant to the Registration Rights Agreement, in certain limited circumstances the Company will be required to pay Additional Interest (as defined in the Registration Rights Agreement) with respect to this Note.]

                 The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be calculated on the basis of a 360-day year of twelve 30-day months, and will be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be each June 15 and December 15 prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York or at such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New
York), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                 Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall not be entitled to any benefit, or be valid or obligatory for any purpose under the Indenture until the certificate of authentication hereon shall have been manually signed by the Trustee.

                 IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chairman, President or Vice President and its corporate seal, or a facsimile thereof, impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or Assistant Secretary.

Date:

HAWTHORNE FINANCIAL CORPORATION


                                                                [Corporate Seal]
By:      _______________________________________________
         Chairman, President or Vice President

Attest:______________________________________________
         Secretary or Assistant Secretary


SECTION 2.03.    FORM OF REVERSE OF NOTE.

                 This Note is one of a duly authorized issue of Notes of the Company designated as its 12.50% Notes due 2004 (herein called the "Notes"), limited in aggregate principal amount to $40,000,000, issued and to be issued under an Indenture dated as of December 31, 1997 (herein called the "Indenture"), between the Company and United States Trust Company of New York, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Copies of the Indenture and all indentures supplemental thereto will be made available to the Holders for inspection during normal business hours at the principal office of the Company, which on the date hereof is located at 2381 Rosecrans Avenue, El Segundo, California 90245, and copies of the Indenture and all indentures supplemental thereto will be mailed to any Holder by the Company upon the Company's receipt of the written request of such Holder, sent to the Company addressed to the attention of the Company's Corporate Secretary at the principal office of the Company.

                 The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post- default interest), (a) is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to the Trustee's fees and expenses, and (b) is not secured by any collateral, including the assets of the Company or any of its Affiliates. Each Holder of a Note, by acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

                 The Notes may be redeemed in whole or in part at any time, or from time to time, on or after December 31, 2002, at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus in each case an amount equal to accrued interest to (but excluding) the Redemption
Date:

                 If redeemed during the twelve-month period,

         Beginning December 31,
         ----------------------
         2002 . . . . . . . . . . . . . . . . . . . . . . .     106.250%
         2003 (and thereafter)  . . . . . . . . . . . . . .     103.125

                 If an Event of Default under the Indenture shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Notes Outstanding.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, as determined in accordance with the Indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by a Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made on this Note.

                 Unless the context requires, any Rule 144A Notes and any Exchange Notes shall constitute one series for all purposes under the Indenture, including without limitation amendments, waivers, redemptions and Offers to Purchase.

                 No references herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at such other office or agency as may be established by the

Company for such purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 Section 10.18 of the Indenture provides that upon the occurrence of a Change of Control and subject to further limitations contained therein, the Company shall make an offer to purchase the Notes in accordance with the procedures set forth in the Indenture.

                 All Notes are issuable and transferable only in fully registered form, without coupons, in denominations of $100,000 or integral multiples of $1,000 in excess thereof. Any transfer of Notes in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 No recourse shall be had for the payment of the principal of or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor at law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration of the issue hereof, expressly waived and released.

                 Certain capitalized terms used in this Note which are not defined herein have the meanings set forth in the Indenture and exhibits thereto.

                 Subject to Section 3.07 hereof, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.


                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you wish to have this Note purchased by the Company pursuant to Section 10.18 of the Indenture, check the box below:

                                      [ ]

                 If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.18 of the Indenture, state the amount:

                                $_______________


Date: ________________    Your Signature:_______________________________________
                                       (Sign exactly as your name appears on the
                                               other side of this Note)

Signature Guarantee:____________________________________________________________
                   (Signature must be guaranteed by a member firm of the
                    New York Stock Exchange or a commercial bank or trust company)


SECTION 2.04.    FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:
                                   ________________________________
                                   _______, as Trustee


                                        By:__________________________________
                                              Authorized Signatory


                                 ARTICLE THREE

                                   THE NOTES

SECTION 3.01.    TITLE AND TERMS.

                 The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $40,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.04, 3.05,
3.06 and 9.05 or in connection with an Offer to Purchase Notes pursuant to
Section 10.18. The Company may issue Exchange Notes from time to time in connection with an Exchange Offer pursuant to a Board Resolution, subject to
Section 3.03, included in an Officers' Certificate delivered to the Trustee and in authorized denominations in exchange for a like principal amount of Rule 144A Notes. Upon any such exchange the Rule 144A Notes shall be cancelled in accordance with Section 3.09 and shall no longer be deemed Outstanding for any purpose. In no event shall the aggregate principal amount of Outstanding Rule 144A Notes and Exchange Notes exceed $40,000,000.

                 The Notes shall be known and designated as the 12.50% Notes due 2004 of the Company. The Stated Maturity of the principal thereof shall be December 31, 2004, and shall bear interest from the date and at the rate per annum specified in, and such interest shall be payable on the dates specified in, the form of Note set forth in Sections 2.02 and 2.03, until the principal thereof is paid or made available for payment.

                 The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purposes in New York, New York ("Place of Payment"), or at such other office or agency as may be established by the Company (initially the principal corporate trust office of the Trustee in New York, New York) pursuant to
Section 10.02, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register.

                 The Depository for the Rule 144A Notes to be authenticated and delivered in the form of a Global Note or Notes upon original issuance shall be The Depository Trust Company ("DTC"). DTC or any successor Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

                 The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Section 10.18.

                 The Notes shall be redeemable as provided in Article Eleven.

                 The Notes shall be subject to defeasance at the option of the Company as provided in Article Twelve.

                 The Notes issued under any provision of this Indenture shall bear the applicable legends contained in the form of Note set forth in Section 2.02, unless the Company shall have delivered a Company Order to the Trustee directing that the Note may be issued without such legend(s) thereon.

                 Unless the context otherwise requires, the Rule 144A Notes and the Exchange Notes shall constitute one series for all purposes under the Indenture, including without limitation, amendments, waivers, redemptions and Offers to Purchase.

SECTION 3.02.    DENOMINATIONS.

                 The Notes shall be issuable and transferable only in registered form without coupons and only in denominations of $100,000 and any integral multiple of $1,000 above that amount. Any transfer of Notes in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

SECTION 3.03.    EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                 The Notes shall be executed on behalf of the Company by its Chairman, President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

                 Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

                 At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Notes in exchange for Outstanding Rule 144A Notes, executed by the Company, together with a Company Order for the authentication and delivery of such Notes (as well as for the cancellation of a like principal amount of Rule 144A Notes in accordance with Section 3.09 of this Indenture) and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

                 In authenticating Notes in accordance with any Company Order as provided in the preceding two paragraphs, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

                 (a) that such Notes when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to the conditions specified in such Opinion of Counsel will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                 (b) if applicable, that the issuance of the Exchange Notes in exchange for the Rule 144A Notes has been effected in compliance with the Securities Act.

                 No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                 The Company shall execute and the Trustee shall authenticate one or more Global Notes that (i) shall represent an aggregate amount equal to the aggregate principal amount of such of the Outstanding Notes as the Company shall have directed the Trustee to authenticate in the form of a Global Note or Global Notes, (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend(s) substantially as provided in the form of Note contained in Section
2.02 (or in the form required by the Depositary).

SECTION 3.04.    TEMPORARY NOTES.

                 Pending the preparation of definitive Notes, the Company may execute and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, but with such appropriate insertions, omissions, substitutions or other variations as the officers executing such Notes may determine to be necessary or appropriate, as evidenced by their execution of such Notes.

                 If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 3.05.    REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE.

                 The Company shall cause to be kept at one of its offices or agencies maintained pursuant to Section 10.02, a register (herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Said office or agency is hereby initially appointed "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Such Note Register shall distinguish between Rule 144A Notes and Exchange Notes.

                 Upon surrender for registration of transfer of any Note at the office or agency of the Company in the Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount.

                 At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive.

                 All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and (subject to the provisions in the Rule 144A Notes regarding payment of Additional Interest) entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

                 Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Rule 144A Notes, the Company or the Trustee may require evidence reasonably satisfactory to it as to compliance with the restrictions set forth in the legend referred to below.

                 No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 3.04 and 9.05 or in accordance with any Offer to Purchase pursuant to Section 10.18 not involving any transfer.

                 The Company shall not be required (i) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 11.02 and ending at the close of business on the day of such mailing, or (ii) to transfer or exchange any Note so selected for redemption in whole or in part.

                 All Rule 144A Notes issued hereunder shall bear the legend as provided in the form of Note contained in Section 2.02. All Rule 144A Notes issued upon transfer or exchange or replacement thereof shall bear such legend unless the Company shall have delivered to the Trustee (and the Note Registrar, if other than the Trustee) a Company Order which states that the Note may be issued without such legend thereon.

                 Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Notes represented thereby, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under Section 3.01, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes, will authenticate and deliver individual Notes in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes representing Notes in exchange for such Global Note or Global Notes.

                 The Company may at any time and in its sole discretion determine that individual Notes issued in the form of one or more Global Notes shall in whole or in part no longer be represented by such Global Note or Global Notes. In such event, or if an Event of Default has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes, will authenticate and deliver, individual Notes in an aggregate principal amount equal to the principal amount of the Global Note or Global Notes to be exchanged therefor.

                 The Depositary may surrender a Global Note in exchange in whole or in part for individual Notes on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

                 (i) to each Person specified by such Depositary a new individual Note or Notes of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

                 (ii) to such Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of individual Notes delivered to Holders thereof.

                 Upon the exchange of a Global Note for individual Notes, such Global Note shall be cancelled by the Trustee. Individual Notes issued in exchange for a Global Note pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee and the Company shall not have any liability for the accuracy of the instructions received from the Depositary. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.

                 Neither the Company nor the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Notes under or through the Depositary or any such participant, or any other Person which is not shown on the Note Register as being a Holder, with respect to (1) the Notes; (2) the accuracy of any records maintained by the Depositary or any such participant;
(3) the payment by the Depositary or any such participant of any amount in respect of the principal of or premium or interest on the Notes; (4) any notice which is permitted or required to be given to Holders of Notes under this Indenture, (5) the selection by the Depositary or any such participant of any Person to receive payment in the event of a partial redemption of the Notes; or
(6) any consent given or other action taken by the Depositary as Holder of Notes.

SECTION 3.06.    MUTILATED, DESTROYED, LOST AND STOLEN NOTES.

                 If (i) any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Company and the Trustee such security or indemnity satisfactory to and as may be required by each of them to hold each of them harmless, then, in the absence of prior written notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay the Holder of such Note the entire unpaid principal balance of such Note, together with all accrued but unpaid interest thereon.

                 Upon issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses, including the fees and expenses of the Trustee, connected therewith.

                 Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 3.07.    PAYMENT OF INTEREST:  INTEREST RIGHTS PRESERVED.

                 Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment specified in this Article Three.

                 Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall not be more than 15 days nor less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Noteholder at his address as it appears in the Note Register, not less than ten days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes with respect to transfers between a Special Record Date and the Interest Payment Date related thereto) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                 The Regular Record Date referred to in this Section for the payment of interest payable, and punctually paid or duly provided for, on any Interest Payment Date shall be each June 15 or December 15 prior to the applicable Interest Payment Date.

                 All payments of interest on the Notes to the Persons entitled thereto, whether made by the Company, the Trustee or any Paying Agent, as authorized pursuant to this Indenture, may be made by check mailed to the address of the Person entitled thereto, as such address shall appear on the Note Register.

SECTION 3.08.    PERSONS DEEMED OWNERS.

                 The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 3.07) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.09.    CANCELLATION.

                 All Notes surrendered for payment, registration of transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed and a certification of such destruction shall and delivered to the Company unless by a Company Order the Company shall direct that canceled Notes be returned to it.

SECTION 3.10.    AUTHENTICATION AND DELIVERY OF ORIGINAL ISSUE.

                 Forthwith upon the execution and delivery of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount of $40,000,000 may be executed by the Company and delivered to the Trustee for authentication upon original issue, and shall thereupon be authenticated and delivered by the Trustee upon Company Order, without any further action by the Company.

SECTION 3.11.    COMPUTATION OF INTEREST.

                 Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 4.01.    SATISFACTION AND DISCHARGE OF INDENTURE.

                 This Indenture shall cease to be of further effect (except as to any surviving rights of conversion or registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on Company Order of and at the expense of the Company, shall execute the proper instrument acknowledging satisfaction and discharge of this Indenture, when

                 (1)      either

                          (A)  all Notes theretofore authenticated and
delivered, other than (i) Notes which have been destroyed, mutilated, lost or stolen, and which have been replaced or paid as provided in Section 3.06, and
(ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03, have been delivered to the Trustee for cancellation; or

                          (B)  all such Notes not theretofore delivered to the
Trustee for cancellation

                                  (i)      have become due and payable, or

                                  (ii)     will become due and payable at the
                                           Stated Maturity of the principal
                                           thereof within one year, or

                                  (iii)    are to be called for redemption
                                           within one year under arrangements
                                           satisfactory to the Trustee for the
                                           giving of notice of redemption by the
                                           Trustee in the name, and at the
                                           expense, of the Company,

and the Company, in the case of (B)(i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee canceled or for cancellation, for principal, premium, if any, and interest to the date of such deposit, in the case of Notes which have become due and payable, or to the Stated Maturity or Redemption Date of the principal thereof, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause
(B) of clause (1) of this Section, the obligations of the Trustee under Section
4.02 and the last paragraph of Section 10.03 shall survive.

SECTION 4.02.    APPLICATION OF TRUST MONEY.

                 All money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 5.01.    EVENTS OF DEFAULT.

                 "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of the principal of or premium, if any, on any Note at its Maturity; or

                 (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

                 (3) default in the performance, or breach, of Section 8.01; or

                 (4) default, on the Change of Control Purchase Date, in the purchase of Notes required to be purchased by the Company pursuant to an Offer to Purchase which has been made to all Holders; or

                 (5) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this
Section 5.01 specifically dealt with, and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (6) default by the Company or any Subsidiary of the Company in the payment at stated maturity of any Indebtedness for money borrowed by the Company or any Subsidiary of the Company with a principal amount due at maturity which is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth, provided such default shall continue, without having been satisfied, cured, waived or consented to, beyond any applicable period of grace, and after acceleration of such Indebtedness, for 30 days; or receipt by the Trustee of written notice of the occurrence of an event of default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company), whether such Indebtedness or guarantee now exists or shall be created hereafter, and such default shall continue, without having been satisfied, cured, waived or consented to, beyond any applicable period of grace, and after acceleration of such Indebtedness, for 30 days; provided, however, that no such event of default shall constitute an Event of Default hereunder unless the effect of such event of default is to cause the acceleration of such Indebtedness prior to its expressed maturity, which together with the principal amount of any such other Indebtedness so caused to be accelerated, aggregates an amount which is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth at any one point in time and such default shall not have been cured or waived and such acceleration shall not have been rescinded or annulled; or

                 (7) the entry of a decree or order by a court having jurisdiction in the premises and adjudging the Company or the Bank a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, adjustment, arrangement, composition of or similar relief for the Company or the Bank under the Federal Bankruptcy Act, or any other similar applicable law of any governmental unit, domestic or foreign, and such decree or order shall have continued undischarged or unstayed for a period of 60 consecutive days; or a decree or order or other decision of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of the FDIC or any other Person to act as a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of the Company, the Bank or of a substantial part of either of its property, or for the involuntary winding up or liquidation of either of its affairs, shall have been entered and such decree or order shall have remained in force undischarged and unstayed for a period of 60 consecutive days; or, under the provisions of any insolvency, bankruptcy, or other law for the relief or aid of creditors or depositors, any court, or agency or supervisory authority having jurisdiction in the premises shall assume custody or control of the Company, the Bank or of a substantial part of either of its property, and such custody and control shall not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

                 (8) the institution of proceedings by either the Company or the Bank to be adjudicated bankrupt or insolvent, or the consent by it to the institution of a bankruptcy or insolvency proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization, adjustment, arrangement, composition, appointment of a receiver or conservator or similar relief under the Federal Bankruptcy Act, or any other similar applicable law of any governmental unit, domestic or foreign, or the consent to the filing of any such petition or the consent to the appointment of a receiver or conservator or liquidator or trustee or assignee or sequestrator (or similar official) in insolvency of the Company, the Bank or of a substantial part of either of its property, or making by either of it of an assignment for the benefit of creditors, or the admission by either of it in writing of its inability to pay its debts generally as they become due, or voluntarily suspending transaction of its business (other than in connection with a labor dispute), or any corporate action taken by the Company or the Bank in furtherance of any of the aforesaid purposes; or

                 (9) one or more final judgments, judicial decrees or orders by a court having jurisdiction in the premises for the payment of an amount of money which, individually or in the aggregate, is equal to or greater than 5% of the Company's Consolidated Tangible Net Worth has been rendered against the Company or any of its Subsidiaries and any such judgment, decree or order has continued unsatisfied for a period of 60 consecutive days without a stay of execution of such judgment, decree or order; or

                 (10) failure by the Bank to comply with any of its Regulatory Capital Requirements; provided, that an Event of Default under this paragraph (10) shall not be deemed to have occurred (a) during the 45 day period following the first day on which the Bank fails to comply with any of its Regulatory Capital Requirements, if within such 45 day period the Bank files a capital plan with the OTS, (b) during the 60 day period following the initial submission of a capital plan to the OTS by the Bank (or, if the OTS notifies the Bank in writing that it needs a longer period of time to determine whether to approve such capital plan, such longer period as is so specified by the OTS), unless prior to such date the OTS shall have notified the Bank of its determination not to approve such capital plan, or (c) during the period that the Bank is operating in material compliance with a capital plan approved by the OTS; provided, further, that if the Bank meets the minimum amount of capital required to meet each of the industry-wide regulatory capital requirements pursuant to 12 U.S.C. Section 1464(t) and 12 C.F.R. Part 567 (and any amendment to either thereof) or any successor law or regulation, then notwithstanding the Bank's failure to meet an individual minimum capital requirement pursuant to 12 U.S.C. Section 1464(s) and 12.C.F.R. Section 567.3 (and any amendment to either thereof) or any successor law or regulation, no Event of Default shall have occurred pursuant to this paragraph 10 unless written notice thereof shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of 25% in aggregate principal amount of the Outstanding Notes; or

                 (11) failure by the Bank at any time to meet the Capital Distribution Requirement, provided that an Event of Default under this paragraph (11) shall not be deemed to have occurred if, notwithstanding the foregoing, either (a) the Bank shall be permitted by the OTS and any other applicable supervisory entity to make capital distributions to the Company in an aggregate amount equal to the aggregate interest payments scheduled to be made with respect to the Notes for the next succeeding Interest Payment Date or
(b) the Company shall have delivered to the Trustee an Officers' Certificate within 10 days after it first proposes to rely on this clause (b) (and shall continue to deliver such an Officers' Certificate thereafter as of each Interest Payment Date so long as it proposes to rely on this clause (b)), to the effect that the Company has liquid assets equal to the aggregate interest payments scheduled to be made with respect to the Notes for the next succeeding Interest Payment Date.

SECTION 5.02.    ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                 If an Event of Default (other than an Event of Default specified in Section 5.01(7) or (8)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Notes Outstanding may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company, and to the Trustee if given by Noteholders, and upon any such declaration such principal and any accrued interest shall become immediately due and payable. If an Event of Default specified in Section 5.01(7) or (8) occurs, the principal of and any accrued interest on the Notes then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

                 At any time after such a declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A)     all overdue installments of interest on all
Notes,

                          (B)     the principal of and premium, if any, on any
Notes which have become due, otherwise than by such declaration of acceleration, and, to the extent that payment of such interest is lawful, interest thereon at the rate borne by the Notes,

                          (C)     to the extent that payment of such interest
is lawful, interest upon overdue interest at the rate borne by the Notes, and

                          (D)     all sums paid or advanced by the Trustee
hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

                 (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 5.13.

                 No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.03.    COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE.

                 The Company covenants that if

                 (1) default is made in the payment of the principal of or premium, if any, on any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Change of Control Purchase Date, or

                 (2) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amount forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

                 If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04.    TRUSTEE MAY FILE PROOFS OF CLAIM.

                 In case of the pendency of any receivership, conservatorship, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or relative to any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (1) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and of the Noteholders allowed in such judicial proceeding, and

                 (2) to collect and receive any moneys or securities or other property payable or deliverable upon the conversion or exchange of the Notes or upon any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

SECTION 5.05.    TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF NOTES.

                 All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 5.06.    APPLICATION OF MONEY COLLECTED.

                 Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:   To the payment of all amounts due the Trustee under
Section 6.07;

                 SECOND: In case the principal or premium, if any, of the Notes shall not have become due, to the payment of interest on the Notes, in the order of the maturity of the installments of such interest, with interest, to the extent that such interest has been collected by the Trustee, upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                 THIRD:   In case the principal or premium, if any, of the
Notes shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

                 FOURTH: The remainder, if any, shall be paid to the Company, its successors or assigns, or as a court of competent jurisdiction may direct.

SECTION 5.07     LIMITATION ON SUITS.

                 No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                 (2) the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

SECTION 5.08. UNCONDITIONAL RIGHT OF NOTEHOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                 Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and, subject to
Section 3.07, interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Note, on the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder.

SECTION 5.09.    RESTORATION OF RIGHTS AND REMEDIES.

                 If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Company, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding had been instituted.

SECTION 5.10.    RIGHTS AND REMEDIES CUMULATIVE.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11.    DELAY OR OMISSION NOT WAIVER.

                 No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Noteholders, as the case may be.

SECTION 5.12.    CONTROL BY NOTEHOLDERS.

                 The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

                 (1) such direction shall not, as determined by the Trustee in good faith by a Responsible Officer or Officers of the Trustee, be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability or be unjustly prejudicial to the Holders not joining in any such direction, and

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 5.13.    WAIVER OF PAST DEFAULTS.

                 The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of, premium, if any, or interest on any Note (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

                 (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

                 Upon such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14.    UNDERTAKING FOR COSTS.

                 All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note (or, in the case of redemption, on or after the Redemption Date or in the case of any Offer to Purchase which has been made by the Company, on or after the Change of Control Purchase Date).

SECTION 5.15.    WAIVER OF STAY OR EXTENSION LAWS.

                 The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 6.01.    CERTAIN DUTIES AND RESPONSIBILITIES.

                 (a)      Except during the continuance of an Event of Default,

                          (1)     the Trustee undertakes to perform such duties
and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2)     in the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                          (1)     this Subsection shall not be construed to
limit the effect of Subsection (a) of this Section 6.01;

                          (2)     the Trustee shall not be liable for any error
of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (3)     the Trustee shall not be liable with respect
to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder; and

                          (4)     no provision of this Indenture shall require
the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.02.    NOTICE OF DEFAULTS.

                 The Trustee shall transmit by mail to all Noteholders, as their names and addresses appear in the Note Register, notice of such defaults hereunder known to a Responsible Officer of the Trustee, as and to the extent provided by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders; and provided, further, that in the case of any default of the character specified in Section 5.01(5), no such notice to Noteholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 6.02, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.03.    CERTAIN RIGHTS OF TRUSTEE.

                 Except as otherwise provided in Section 6.01:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be charged with knowledge of any Event of Default with respect to the Notes unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of the Event of Default or (2) written notice of such Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on the Notes or by any Noteholder.

SECTION 6.04.    NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

                 The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility and Qualification on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 6.05.    MAY HOLD NOTES.

                 The Trustee, any Paying Agent, the Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 6.08 and 6.13, if operative, may otherwise deal with the Company with the same rights it would have if it were not a Trustee, Paying Agent, Note Registrar or such other agent.

SECTION 6.06.    MONEY HELD IN TRUST.

                 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.07.    COMPENSATION AND REIMBURSEMENT.

                 The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this Indenture (including Section 6.07) against the Company and of defending itself against any claim or liability (whether asserted by any Noteholder or the Company) in connection with the exercise or performance of any of its powers or duties hereunder.

                 As security for the performance of the obligations of the Company under this Section 6.07, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds expressly designated and held in trust for the payment of principal of, premium, if any, or interest on Notes. The Trustee's right to receive payment of any amounts due under this Section 6.07 shall not be subordinate to any other liability or indebtedness of the Company.

                 When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(7), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

                 The Company's obligations under this Section 6.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Four of this Indenture and/or the termination of this Indenture.

SECTION 6.08.    DISQUALIFICATION; CONFLICTING INTERESTS.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.09.    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                 There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign in the manner and with the effect hereinafter specified in this Article Six.

SECTION 6.10.    RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 6.11.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If any instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                                  (1) the Trustee shall fail to comply with
                          Section 6.08 after written request therefor by the Company or any Noteholder who has been a bona fide Holder of a Note for at least six months, or

                                  (2) the Trustee shall cease to be eligible
                          under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                                  (3) the Trustee shall become incapable of
                          acting or shall be adjudged a bankrupt or insolvent or a receiver or conservator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee or (ii) subject to Section 5.14, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event within 30 days of the date thereof by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

SECTION 6.11.    ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 6.12.    MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                 Any corporation into which the Trustee may be merged or conveyed or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 6.13.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

                 If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                 ARTICLE SEVEN

            NOTEHOLDERS' LISTS AND REPORTING BY TRUSTEE AND COMPANY

SECTION 7.01.    COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS.

                 The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than three days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that during such time as the Trustee is the Note Registrar, no such list shall be required to be furnished.

SECTION 7.02.    PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar (if so acting). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided in the Trust Indenture Act.

                 (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders in accordance with the Trust Indenture Act.

                 (d) Unless the Trustee deems it inappropriate under the circumstances, the Trustee will promptly provide the Company with copies of any forms of notice or other communication sent to Holders.

SECTION 7.03.    REPORTS BY TRUSTEE.

                 (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12-month period, such report shall cover the 12-month period ending May 15 and shall be transmitted by the next succeeding May 15.

                 (b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with the Commission, any stock exchange upon which the Notes are listed, and also with the Company. The Company will notify the Trustee when the Notes are listed on, or delisted from, any stock exchange.

SECTION 7.04.    REPORTS BY COMPANY.

                 The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

SECTION 7.05.    OFFICERS' CERTIFICATE WITH RESPECT TO ADDITIONAL INTEREST.

                 Within five Business Days after any event specified in the Registration Rights Agreement which would require the payment of Additional Interest or the cessation of any such payment, the Company shall deliver an Officers' Certificate to the Trustee stating the new interest rate on the Notes and the date on which it became effective.


                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.01.    COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

                 The Company shall not, in a single transaction or a series of transactions, consolidate or merge with or into or transfer, sell, lease or convey all or substantially all of its assets to another Person unless:

                 (1) either the Company shall be the entity surviving such merger or consolidation or the corporation formed by or surviving such consolidation or merger, or the Person to which such transfer, sale, lease or conveyance shall have been made, shall be a corporation duly organized and existing under the laws of the United States, any state thereof or the District of Columbia and shall unconditionally expressly assume by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; and

                 (2) immediately before and immediately after giving effect to the transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; and

                 (3) immediately after giving effect to the transaction or series of transactions, the Company or the surviving entity, as applicable, and their respective banking and thrift subsidiaries, as applicable, shall be in compliance with all applicable regulatory capital requirements; and

                 (4) immediately after giving effect to the transaction or series of transactions, the Company or the surviving entity, as applicable, could incur at least $1.00 of additional Funded Indebtedness without violating Section 10.11(b) hereof; and

                 (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, business combination, transfer, sale, lease or conveyance and such supplemental indenture complies with this Article and that all conditions precedent herein relating to such transaction have been complied with.

SECTION 8.02.    SUCCESSOR ENTITY SUBSTITUTED.

                 Upon any consolidation, merger of the Company into another entity, business combination or transfer, conveyance, sale or lease of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 8.01, the successor entity formed by such consolidation or business combination or into which the Company is merged or to which such transfer, conveyance, sale or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 9.01.    SUPPLEMENTAL INDENTURES WITHOUT NOTICE TO OR CONSENT OF
NOTEHOLDERS.

                 Without notice to or the consent of the Holders of any Notes, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to the extent permitted under Article Eight hereof, to evidence the succession of another entity to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

                 (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                 (3)      to secure the Notes or to add a guarantor; or

                 (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under Trust Indenture Act; or

                 (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.

SECTION 9.02.    SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS.

                 With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the interest thereon or change any Place of Payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the Change of Control Purchase Date), or

                 (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                 (3)      modify any of the provisions of this Section 9.02,
         Section 5.13 or Section 10.20, except to increase any such percentage of Holders whose consent is required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.03.    EXECUTION OF SUPPLEMENTAL INDENTURES.

                 In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and, subject to Section 6.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture by the Company and the Trustee have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.04.    EFFECT OF SUPPLEMENTAL INDENTURES.

                 Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.05.    REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.

                 Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

SECTION 9.06.    CONFORMITY WITH TRUST INDENTURE ACT.

                 Every supplemental indenture executed pursuant to this Article shall conform with the requirements of the Trust Indenture Act as then in effect if this Indenture shall then be qualified under the Trust Indenture Act.

                                  ARTICLE TEN

                                   COVENANTS

SECTION 10.01. PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM.

                 The Company will duly and punctually pay, or cause to be paid, the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture and will take any and all action which may enable it to lawfully pay the principal of (and premium, if any) and interest on any of the Notes when the same shall become due, whether at the Maturity thereof, upon redemption, by declaration as authorized by this Indenture, or otherwise.

SECTION 10.02. MAINTENANCE OF OFFICE OR AGENCY.

                 The Company will maintain an office or agency in each Place of Payment where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 10.03. MONEY FOR NOTE PAYMENTS TO BE HELD IN TRUST.

                 If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act. As provided in Section 5.04, upon any bankruptcy or reorganization proceeding relative to the Company, the Trustee shall serve as the Paying Agent and conversion agent (if any) for the Notes.

                 Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of, premium, if any, of or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal and premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and unless such Paying Agent is the Trustee, the Paying Agent will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

                 (1) hold all sums held by it for the payment of principal of, premium, if any, or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any default by the Company, or any other obligor upon the Notes, in the making of any such payment of principal and premium, if any, or interest; and

                 (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest on any Note and remaining unclaimed for more than two years after such principal and premium, if any, or interest has become due and payable shall, subject to applicable law, be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed or published once, in an Authorized Newspaper in each Place of Payment or mail to each such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, an unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.04. PAYMENT OF TAXES AND OTHER CLAIMS.

                 The Company will pay or discharge or cause to be paid or discharged, and will cause each Subsidiary to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or such Subsidiary or upon the income, profits or property of the Company or such Subsidiary and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or any such tax, assessment, charge or claim if not disadvantageous in any material respect to the Noteholders.

SECTION 10.05. CORPORATE EXISTENCE.

                 Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and its Subsidiaries, and will comply in all material respects with all statutes, rules, regulations and orders of and restrictions imposed by governmental and administrative authorities and agencies applicable to the Company and its Subsidiaries, a failure to comply with which would have a material adverse effect on the Company and its Subsidiaries considered as a single enterprise; provided, however, that the Company shall not be required to preserve any right or franchise of the Company or its Subsidiaries if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business the Company or its Subsidiaries and the loss thereof is not disadvantageous in any material respect to the Noteholders.

SECTION 10.06. MAINTENANCE OF DEPOSITORY INSTITUTION SUBSIDIARY.

                 Subject to Section 8.01, the Company shall maintain at all times as a Wholly-Owned Subsidiary an entity that is a bank or thrift or substantially similar institution subject to regulation by federal or state authorities and do all things necessary to ensure that savings accounts of the Bank or such other institution are insured by the FDIC or any successor organization up to the maximum amount permitted by the Federal Deposit Insurance Act and regulations thereunder or any succeeding federal law hereinafter enacted.

SECTION 10.07. MAINTENANCE OF PROPERTIES.

                 The Company will:

                 (a) cause all its properties and the properties of its Subsidiaries used or useful in the conduct of the business of the Company and its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary facilities and equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided; however, that nothing in this subsection shall prevent the Company or a Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders; and

                 (b) take all appropriate steps to maintain the licenses and permits used in the conduct of the business of the Company and its subsidiaries; provided, however, that nothing in this subsection shall prevent the Company or a Subsidiary from selling, abandoning or otherwise disposing of any such license or permit if such sale, abandonment or disposition is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 10.08. INSURANCE.

                 The Company will at all times maintain and will cause each of its Subsidiaries to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurers, insurance on all its properties in such amounts as management of the Company reasonably determines is appropriate under the circumstances.

SECTION 10.09. BOOKS AND RECORDS.

                 The Company shall, and shall cause each Subsidiary to, at all times keep proper books of record and account in which proper entries shall be made in accordance with generally accepted accounting principles and, to the extent applicable, regulatory accounting principles.

SECTION 10.10. STATEMENTS AS TO COMPLIANCE.

                 (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating, as to each signer thereof, that

                          (1) a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision; and

                          (2) to the best of his or her knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

                 (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

SECTION 10.11. LIMITATIONS ON INDEBTEDNESS.

                 (a) The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist any Junior Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness is after the final Stated Maturity of principal of the Notes.

                 (b) The Company will not create, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Funded Indebtedness (including any Funded Indebtedness assumed in connection with the acquisition of assets from another Person but excluding the Notes) unless at the time of such event the principal amount of total Funded Indebtedness of the Company (including the Notes) would not exceed 100% of the Company's Consolidated Tangible Net Worth, provided that for purposes of this requirement Funded Indebtedness shall be net of any fund or interest reserve account which has been established to fund the payment of principal and/or interest on Funded Indebtedness.

                 (c) The Company will not permit the Bank to create or incur, and will not permit any of the Bank's Subsidiaries to create or incur, any Indebtedness that would qualify as regulatory capital for the Bank under 12 C.F.R. Part 567 (or any successor regulation) unless (i) the aggregate principal amount thereof does not exceed 50% of the Bank's tangible common equity and (ii) upon creation or incurrence thereof the Bank would meet any of the capital requirements under 12 C.F.R. Part 565 (or any successor regulation) which are necessary to enable the Bank to qualify as a "well capitalized" institution under such regulations.

SECTION 10.12. LIMITATIONS ON RESTRICTED PAYMENTS.

                 The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

                 (a) a Default or Event of Default shall have occurred and be continuing or would occur as a result thereof; or

                 (b) the Bank would fail to meet any of the applicable capital requirements under 12 C.F.R. Part 565 (or any other successor provision) which are necessary to enable the Bank to qualify as a "well capitalized" institution under such regulations; or

                 (c) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution filed with the Trustee) declared and made after the issue date of the Notes would exceed the sum of

                             (i) 33 1/3% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the issue date of the initial series of Notes issued under this Indenture occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment, plus

                            (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the issue date of the Notes issued under this Indenture, plus

                           (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the issue date of the initial series of Notes issued under this Indenture (except, in each case, to the extent such proceeds are used to purchase, redeem, defease, make sinking fund payments on or otherwise acquire or retire for value Junior Indebtedness as set forth in clause (a) of the definition of Permitted Payment herein), plus

                            (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is converted into or exchanged for Qualified Capital Stock of the Company after the issue date of the Notes issued under this Indenture;

provided, however, that the foregoing provisions will not prevent (v) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions,
(w) any Permitted Payment, (x) Tax Sharing Payments by the Company pursuant to any Tax Sharing Agreement among the Company and its Subsidiaries which is in accordance with applicable OTS requirements, (y) the prepayment of the Senior Notes due 2000 outstanding as of the date of this Indenture in accordance with their terms within 30 days after issuance of the Notes or (z) the redemption of the 270 shares of Series A Preferred Stock outstanding as of the date of this Indenture in accordance with their terms within 30 days after issuance of the Notes.

SECTION 10.13. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                 The Company will not, and will not permit any of its Subsidiaries to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to:

                 (a) pay any dividends or make any other distribution on its Capital Stock;

                 (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

                 (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary;

                 other than, in the case of (a), (b) and (c),

                          (1)  restrictions imposed by applicable laws and
regulations;

                          (2)  restrictions existing under agreements in effect
on the date of this Indenture;

                          (3)  consensual encumbrances or restrictions binding
upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

                          (4)  restrictions on the transfer of assets which are
subject to Liens;

                          (5)  restrictions existing under agreements
evidencing Indebtedness which is incurred after the date of this Indenture in accordance with Section 10.11 hereof, provided that the terms and conditions of any such restrictions are no more restrictive than those contained in this Indenture; and

                          (6)  restrictions existing under any agreement which
refinances or replaces any of the agreements containing the restrictions in clauses (2), (3) and (5); provided that the terms and conditions of any such restrictions are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness refinanced.

SECTION 10.14. RESTRICTIONS ON ISSUANCE AND SALE OR DISPOSITION OF CAPITAL STOCK OF SUBSIDIARIES.

                 The Company shall not sell, transfer or otherwise dispose of shares of Capital Stock of the Bank or permit the Bank to issue, sell or otherwise dispose of shares of its Capital Stock unless, in either case, the Bank remains a Wholly Owned Subsidiary of the Company. The Company shall not permit the Bank to merge or consolidate into or with any other Person (other than the Company or another Wholly Owned Subsidiary of the Company) unless the surviving entity is the Company or a Wholly Owned Subsidiary of the Company, or permit the Bank to convey or transfer its properties and assets substantially as an entirety to any Person except to the Company or to any Wholly Owned Subsidiary of the Company. Upon any merger or consolidation of the Bank or transfer of the properties and assets of the Bank substantially as an entirety in accordance with this Section 10.14, the surviving entity shall thereafter be deemed to be, and shall be substituted for, the Bank for all purposes under this Indenture.

SECTION 10.15. LIMITATIONS ON TRANSACTIONS WITH AFFILIATES.

                 The Company shall not, and shall not permit any Subsidiary of the Company to, directly or indirectly enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service or the making of any loan or advance, but excluding transactions between the Company and Wholly Owned Subsidiaries of the Company) with any Affiliate, unless

                 (i) such transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate,

                 (ii) with respect to a transaction or series of transactions involving aggregate value in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause
         (i) above and has been approved by a majority of the Board of Directors of the Company and evidenced by a Board Resolution and

                 (iii) with respect to a transaction or series of transactions involving aggregate value in excess of $5,000,000, the Company delivers to the Trustee an opinion of a nationally recognized investment banking firm stating that the transaction or series of transactions is fair (from a financial point of view) to the Company.

                 The limitations set forth in this paragraph shall not apply to
(i) transactions entered into pursuant to any agreement already in effect on the date of this Indenture, (ii) any employment agreements, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries either (A) in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary or (B) which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary, as the case may be, (iii) residential mortgage, credit card and other consumer loans to an Affiliate who is an officer, director or employee of the Company or any of its Subsidiaries and which comply with the applicable provisions of 12 U.S.C. Section 1468(b) and any rules and regulations of the OTS thereunder, (iv) any Restricted Payments or (v) any transaction or series of transactions in which the total amount involved does not exceed $250,000.

SECTION 10.16. LIMITATIONS ON LIENS AND GUARANTEES.

                 (a) The Company shall not create, assume, incur or suffer to exist any Lien upon (i) the Capital Stock of the Bank as security for Indebtedness or (ii) any of the Company's property or assets (other than the Capital Stock of the Bank) as security for Indebtedness of the Company having a contractual time to maturity greater than one year or prior to the maturity of the Notes without, in the case of either (i) or (ii), effectively providing that the Notes will be equally and ratably secured with (or prior to) such Indebtedness; provided that if such Indebtedness is Junior Indebtedness any such security interest with respect to such Junior Indebtedness shall be subordinated to the security interest with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes.

                 (b) The Company will not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien to secure, any Pari Passu Indebtedness or Junior Indebtedness unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of, or pledge of assets to secure, the Notes by such Subsidiary on terms at least as favorable to the Holders of the Notes as such guarantee or security interest in such assets is to the holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made pari passu to the guarantee or security interest in such assets with respect to Pari Passu Indebtedeness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives, and agrees in writing that it will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

SECTION 10.17. PROVISION OF FINANCIAL INFORMATION.

                 Whether or not the Company is subject to Section 13(a), 14 or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall prepare the annual reports, quarterly reports, proxy statements and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a), 14 or 15(d) or any successor provision thereto if the Company were so required, and, unless such filing is not permitted under the Exchange Act, file such reports and other documents with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event within five days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders and (ii) file with the Trustee copies of such annual reports, quarterly reports, proxy statements and other documents.

SECTION 10.18. OFFER TO PURCHASE UPON A CHANGE OF CONTROL.

                 Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (an "Offer to Purchase"), and shall, subject to the provisions described below, purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but excluding) the Change of Control Purchase Date. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered in the Offer to Purchase and not withdrawn. Prior to the mailing of the notice to Holders provided for below, the Company shall (i) offer to repay in full all Indebtedness which by its terms requires repayment by the Company prior to any repurchase by the Company of the Notes and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under such Indebtedness to permit the repurchase of the Notes as provided for under this Section 10.18. If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of Notes until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the Notice is required to be mailed shall in any event constitute a covenant Default under clause (5) of Section 5.01.

                 Notice of an Offer to Purchase shall be mailed by the Company not later than the 30th day after the Change of Control to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Offer to Purchase shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Offer to Purchase, shall include such disclosures as are required by law and shall state:

                          (a) that a Change of Control has occurred and an Offer to Purchase is being made, and that, although Holders are not required to tender their Notes, all Notes that are timely tendered will be accepted for payment;

                          (b) the purchase price (including the amount of accrued interest, if any) for each Note and the Change of Control Purchase Date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                          (c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

                          (d) that any Note accepted for payment pursuant to the Offer to Purchase will cease to accrue interest on and after the Change of Control Purchase Date;

                          (e) the instructions that Holders must follow in order to have such Holders' Notes repurchased;

                          (f) that Holders will be entitled to withdraw their election not later than the close of business on the third Business Day preceding the Change of Control Purchase Date and the instructions that Holders must follow in order to withdraw such election; and

                          (g) any other information necessary to enable Holders to tender their Notes and to have such Notes repurchased.

                 On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee all Notes so accepted together with an Officers' Certificate stating the principal amount of Notes tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. The Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Change of Control Purchase Date.

                 If any Note accepted for payment is not so paid pursuant to the provisions of this covenant, then, from the Change of Control Purchase Date until the principal and interest on such Note is paid, the Company shall pay interest on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case, at the rate or rates prescribed therefor in the Notes.

                 The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Offer to Purchase.

SECTION 10.19. PAYMENTS FOR CONSENT.

                 The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is paid to all Holders that provide such consent or so waive or agree to amend.

SECTION 10.20. WAIVER OF CERTAIN COVENANTS.

                 Without limiting the rights of the Holders and the Company with respect to waivers and amendments set forth in Sections 5.13 and 9.02, the Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.04 through 10.19, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Notes at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                                   REDEMPTION

SECTION 11.01. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                   The election of the Company to redeem any Note shall be evidenced by a Board Resolution.

                   If the Company elects to redeem less than all of the Notes pursuant to the optional redemption provisions of Section 11.08 hereof, it shall notify the Trustee in writing, at least 45 days (unless a shorter period shall be acceptable to the Trustee) before a Redemption Date fixed by the Company, of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

SECTION 11.02. SELECTION OF NOTES TO BE REDEEMED.

                   If the Company elects to redeem less than all of the Notes pursuant to the optional redemption provisions of Section 11.08 hereof, the Trustee shall select the particular Notes to be redeemed pro rata or by lot or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), provided that in the event that a Holder would be required to hold Notes with an aggregate principal amount of less than $100,000 but more than an aggregate principal amount of zero as a result of a redemption of the Notes in part, the Company shall redeem Notes of each such Holder so that after such redemption such Holder shall hold Notes either with an aggregate principal amount of at least $100,000 or such Holder no longer holds any Notes, and provided, further, that any such proration may be made on the basis of the aggregate principal amount of Notes held by each Holder thereof and may be made by making such adjustments as the Company deems fair and appropriate in order that only Notes in denominations of $1,000 or integral multiples thereof shall be redeemed. The Trustee shall make the selection not less than 30 days before the Redemption Date from Notes Outstanding not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in the amount of $1,000 or whole multiples thereof.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal of such Note which has been or is to be redeemed.

SECTION 11.03. NOTICE OF REDEMPTION.

                   Subject to the provisions of Section 11.08 hereof, at least 30 days but not more than 60 days before a Redemption Date the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail, postage prepaid, to each Holder whose Notes are to be redeemed, at his address appearing in the Note Register.

                   The notices of redemption shall identify the Notes to be redeemed and shall state:

                   (1)    the Redemption Date;

                   (2)    the Redemption Price;

                   (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

                   (4)    the name and addresses of the Paying Agent;

                   (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                   (6) that, unless the Company defaults in making such redemption payment, interest on each such Note called for redemption shall cease to accrue on and after the Redemption Date; and

                   (7) the CUSIP number, if any, of the Notes to be redeemed.

                   Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 11.04. EFFECT OF NOTICE OF REDEMPTION.

                   Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Note.

SECTION 11.05. DEPOSIT OF REDEMPTION PRICE.

                   On or prior to any Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 10.03) money in funds immediately available on such Redemption Date sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on all Notes to (but excluding) the Redemption Date. The Trustee or the Paying Agent shall return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed.

SECTION 11.06. NOTES PAYABLE ON REDEMPTION DATE.

                   Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with said notice, such Notes shall be paid by the Company at the Redemption Price, together with accrued interest to (but excluding) the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.07.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided for by the Note.

SECTION 11.07. NOTES REDEEMED IN PART.

                   Upon surrender of a Note that is redeemed in part at a Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his or her attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate and deliver to such Noteholder at the expense of the Company a new Note or Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note surrendered.

SECTION 11.08. OPTIONAL REDEMPTION.

                   The Company may redeem all or any portion of the Notes at any time, or from time to time, on or after December 31, 2002 at the Redemption Prices (expressed in percentages of principal amount) set forth below, plus in each case an amount equal to accrued interest to (but excluding) the Redemption
Date:

                   If redeemed during the twelve-month period

 Beginning December 31,                                         Redemption Price
 ----------------------                                         ----------------
 2002  . . . . . . . . . . . . . . . . . . . . . . . . . . .        106.250%
 2003 (and thereafter) . . . . . . . . . . . . . . . . . . .        103.125

Any redemption of Notes pursuant to this Section 11.08 shall be made in accordance with the provisions of this Article Eleven.


                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 12.01. APPLICABILITY OF ARTICLE; COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

                 The Company may at its option by Board Resolution, at any time, elect to have either Section 12.02 (if applicable) or Section 12.03 (if applicable) applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

SECTION 12.02. DEFEASANCE AND DISCHARGE.

                 Upon the Company's exercise of the above option provided in
Section 12.01 applicable to this Section 12.02, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes on and after the date the conditions precedent set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture, insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 12.04, as more fully set forth in such Section, payments of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder and
(D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 with respect to the Notes. Following a defeasance, payment of the Notes may not be accelerated because of an Event of Default.

SECTION 12.03. COVENANT DEFEASANCE.

                 Upon the Company's exercise of the option provided in Section
12.01 applicable to this Section 12.03, (i) the Company shall be released from its obligations under Section 10.04, Sections 10.06 through 10.16, inclusive (subject, in the case of Section 10.10, to any requirement of the Trust Indenture Act), and Sections 10.18 and 10.19 and clauses (2), (3) and (4) of
Section 8.01, and (ii) the occurrence of an event specified in Sections 5.01(3) (with respect to clauses (2), (3) or (4) of Section 8.01), 5.01(4), 5.01(5)
(with respect to any of Section 10.04, Sections 10.06 through 10.16, inclusive (subject, in the case of Section 10.10, to any requirement of the Trust Indenture Act), and Section 10.18), 5.01(6), 5.01(9), 5.01(10) and 5.01(11)
shall not be deemed to be an Event of Default with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or Clause or by reason of any reference in any such Section or Clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 12.04. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

                 The following shall be the conditions precedent to application of either Section 12.02 or Section 12.03 to the then Outstanding Notes:

                 (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in United States Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and interest on the Outstanding Notes on the Stated Maturity of such principal, premium, if any, or interest in accordance with the terms of this Indenture and of the Notes. For this purpose, "U.S. Government Obligations" means securities that are
         (x) direct obligations of the

         United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                 (2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and be continuing (A) on the date of such deposit and after giving effect thereto or (B) insofar as subsections 5.01(7) and (8) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this Clause (B) shall not be deemed satisfied until the expiration of such period).

                 (3) Such defeasance or covenant defeasance shall not (A) cause the Trustee for the Notes to have a conflicting interest as defined in Section 6.08 for purposes of the Trust Indenture Act with respect to any securities of the Company or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

                 (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                 (5) Such defeasance or covenant defeasance shall not cause any Notes then listed on any registered national securities exchange under the Exchange Act to be delisted.

                 (6) In the case of an election under Section 12.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                 (7) In the case of an election under Section 12.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                 (8) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable U.S. federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders.

                 (9) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others.

                 (10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit.

                 (11) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 12.02 or the covenant defeasance under Section 12.03 (as the case may be) have been complied with.

SECTION 12.05. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                 Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof.

                 Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 12.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 12.06. REINSTATEMENT.

                 If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 12.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.05; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.


         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and the seal of the Company to be hereunto affixed and attested, all as of the day and year first above written.

                                       HAWTHORNE FINANCIAL CORPORATION


[Company Seal]                         By:
                                          -------------------------------------
                                          Name: Scott A. Braly
                                          Title: President and Chief
                                                 Executive Officer
Attest:
         -----------------------------
         Name:  James D. Sage
         Title: Senior Vice President
                and Secretary

                                       UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
Attest:
         -------------------------------------
         Name:
         Title: